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                                                                   EXHIBIT 10.11
                               VOTING AGREEMENT


     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of
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December 22, 1999 (the "Effective Date") by and among Netpliance, Inc., a Texas
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corporation (the "Company"), and US WEST Internet Ventures, Inc. (the
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"Investor") and the other parties executing the signature pages hereto (the
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"Shareholders").
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                                R E C I T A L S
                                - - - - - - - -

     A. Concurrently herewith, the Investor is purchasing from the Company shares of its Series D Preferred Stock (the "Series D Stock") pursuant to a
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Series D Preferred Stock Purchase Agreement dated as of December 22, 1999 between the Company, the Investor and certain other purchasers of the Series D Stock (the "Purchase Agreement").
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     B.  As an inducement to the Investor to purchase the Series D Stock pursuant to the Purchase Agreement, the Investor, the Shareholders and the Company desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company's capital stock held by them will be voted on certain matters.

     NOW THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:

     1.  Election of Board of Directors.
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         1.1  Voting; Board Composition.  During the term of this Agreement,
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each Shareholder agrees to vote all shares of capital stock of the Company then directly or indirectly owned (of record or beneficially) by such Shareholder, in such manner as may be necessary to elect (and maintain in office) as a member of the Company's Board of Directors one (1) individual (the "Investor Designee")
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designated from time to time in a writing delivered to the Company and signed by a representative of the Investor.

         1.2  Changes in Board Designee.  From time to time during the term of
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this Agreement, the Investor may, in its sole discretion:

                    (i) elect to remove from the Company's Board of Directors any incumbent Investor Designee; and/or

                    (ii) designate a new Investor Designee for election to the Board seat for which the Investor is entitled to designate the Investor Designee under Section 1.1 (whether to replace a prior Investor Designee or to fill a vacancy in such Board seat).

         In the event of such a removal and/or designation of the Investor Designee under this Section 1.2, the Shareholders shall vote their shares of the Company's capital stock as provided in Section 1.1 to cause: (a) the removal from the Company's Board of Directors of the Investor Designee so designated for removal by the Investor; and (b) the election to the
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Company's Board Directors of any new Investor Designee so designated for election to the Company's Board of Directors by the Investor.

          1.3  Notice; Cumulative Voting.  The Company shall promptly give each
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of the Shareholders written notice of any change in composition of the Company's
Board of Directors and of any proposal by the Investor to remove or elect a new Investor Designee. In any election of directors pursuant to this Section 1, the Shareholders shall vote their shares in a manner sufficient to elect to the Company's Board of Directors the Investor Designee.

     2.  Further Assurances.  Each of the Shareholders and the Company agree not
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to vote any shares of Company stock, or to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under Section 1 of this Agreement.

     3.  Enforcement of Agreement.  Each of the Shareholders acknowledge and
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agree that any breach by any of them of this Agreement shall cause the Investor irreparable harm which may not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a Shareholder of any provision of this Agreement, the Investor shall be entitled to the remedies of specific performance, injunction or other preliminary or equitable relief, including the right to compel any such breaching Shareholder, as appropriate, to vote such Shareholder's shares of capital stock of the Company in accordance with the provisions of this Agreement, in addition to such other rights remedies as may be available to the Investor for any such breach or threatened breach, including but not limited to the recovery of money damages.

     4.  Term.  This Agreement shall commence on the Effective Date and shall
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terminate upon the first to occur of the following:

          (a) the later to occur of (i) December 31, 2003;

          (b) The execution by (i) the Investor and (ii) Shareholders holding shares of outstanding common stock of the Company representing more than fifty percent (50%) of the voting power of the then outstanding shares of common stock of the Company then held by all Shareholders, of a written agreement to terminate this Agreement;

          (c) Immediately prior to the closing of (i) any consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger or stock representing a majority of the voting power of a corporation that wholly owns, directly or indirectly, the surviving corporation of such consolidation or merger; (ii) the sale, transfer or assignment of securities of the Company representing a majority of the voting power of all the Company's outstanding voting securities by the holders thereof to an acquiring party in a single transaction or series of related transactions;
(iii) any other sale, transfer or assignment of securities of the Company representing over fifty percent (50%) of the voting power of the Company's then
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outstanding voting securities by the holders thereof to an acquiring party; or
(iv) the sale of all or substantially all the Company's assets; or

          (d) The first date on which the number of shares of Common Stock (assuming the conversion of all shares of Series D Stock) held by the Investor falls below 350,000 shares, as adjusted proportionately to reflect stock splits, stock dividends, combinations and the like.

     5.  Miscellaneous.
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          5.1  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the internal laws of the State of Texas applicable to contracts made among residents of, and wholly to be performed within, the State of Texas, without regard to principles of conflict of laws or choice of laws.

          5.2  Further Instruments.  From time to time, each party hereto shall
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execute and deliver such instruments and documents as may be reasonably necessary to carry out the purposes and intent of this Agreement.

          5.3  Successors.  This Agreement shall be binding upon and shall inure
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to the benefit of the executors, administrators, legal representatives, heirs, successors, and assigns of the parties hereto.

          5.4  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.5  Entire Agreement.  This document constitutes and contains the
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entire agreement and understanding of the parties regarding the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof.

          5.6  Amendments and Waivers.  Any terms of this Agreement may be
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amended and the observance of any term of the Agreement may be waived (either generally or in a particular) instance and either retroactively or prospectively), with the written consent of (a) the Investor and (b) by Shareholders holding fifty percent (50%) of the outstanding common stock of the Company then held by all Shareholders. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, the Investor, the Shareholders and their permitted transferees and assignees.


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMPANY:                                INVESTOR:
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Netpliance, Inc.                        US WEST Internet Ventures, Inc.

Name:                                     Name:
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By:                                       By:
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Title:                                    Title:
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SHAREHOLDERS:
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Signature:                                Signature:
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Name:       John F. McHale                Name:         Kent A. Savage